EXHIBIT 23.1

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of Lancaster Press, Inc., and Subsidiary, included in this Form 8-K/A, into Cadmus Communications Corporation's previously filed Registration Statement File No. 33-56653.

                                                   /s/ ARTHUR ANDERSEN LLP

    Lancaster, Pa.
      August 5, 1996